Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-31344

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 27, 2000)

                        MILLENNIUM PHARMACEUTICALS, INC.

       $400,000,000 Principal Amount 5.50% Convertible Subordinated Notes
                              Due January 15, 2007

     9,507,840 Shares of Common Stock issuable upon conversion of the Notes

 423,108 Shares of Common Stock issuable upon exercise of outstanding warrants to purchase common stock

                           ---------------------------

     This prospectus supplement relates to resales by selling holders of:

     -    our 5.50% Convertible Subordinated Notes due January 15, 2007;

     -    our common stock into which the notes are convertible; and

     - our common stock issuable upon exercise of warrants to purchase our common stock held by GATX Capital Corporation and MM Ventures

     This prospectus supplement should be read in conjunction with the prospectus dated April 27, 2000, which is to be delivered with this prospectus supplement.

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                           ---------------------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                           ---------------------------

     The information in the table appearing in the prospectus under the heading "Selling Holders" is superseded in part by the information appearing in the following table:



                                                                         Number of
                                                           Percentage    Shares of                 Number of     Percentage of
                     Notes                       Notes       of the       Common     Number of     Shares of       Shares of
                  Beneficially                Beneficially    Notes       Stock      Shares of      Common          Common
                     Owned        Notes          Owned     Beneficially Beneficially  Common        Stock           Stock
                    Prior to     Offered         After        Owned        Owned      Stock       Beneficially   Beneficially
   Selling          Offering      Hereby      Offering (1)  After the     Prior to   Offered      Owned After    Owned After
Securityholder     (in $1,000)  (in $1,000)   (in $1,000)    Offering     Offering    Hereby      Offering(1)    Offering(1)

Amoco Corp.             656         656            0            0         15,592      15,592              0              0
Master Trust

Arkansas              2,132       2,132            0            0         50,676      50,676              0              0
Teachers
Retirement
System








                                                                         Number of
                                                           Percentage    Shares of                 Number of     Percentage of
                     Notes                       Notes       of the       Common     Number of     Shares of       Shares of
                  Beneficially                Beneficially    Notes       Stock      Shares of      Common          Common
                     Owned        Notes          Owned     Beneficially Beneficially  Common        Stock           Stock
                    Prior to     Offered         After        Owned        Owned      Stock       Beneficially   Beneficially
   Selling          Offering      Hereby      Offering (1)  After the     Prior to   Offered      Owned After    Owned After
Securityholder     (in $1,000)  (in $1,000)   (in $1,000)    Offering     Offering    Hereby      Offering(1)    Offering(1)
Associated              450         450            0            0         10,696      10,696              0              0
Electric & Gas
Insurance
Services Limited

Baptist Health          103         103            0            0          2,448       2,448              0              0
of South Florida

Boston Museum            83          83            0            0          1,972       1,972              0              0
of Fine Arts

Champion                393         393            0            0          9,341       9,341              0              0
International
Corp.

City University          87          87            0            0          2,067       2,067              0              0
of New  York

Credit Suisse         2,818       2,818            0            0         66,982      66,982              0              0
First Boston
Corporation

David Lipscomb          105         105            0            0          2,495       2,495              0              0
University
General
Endowment

Deephaven            10,886      10,886            0            0        258,755     258,755              0              0
Domestic
Convertible
Trading Ltd

Deutsche Bank        30,700      30,700            0            0        729,726     729,726              0              0
Securities Inc.

Donaldson,              575         575            0            0         13,667      13,667              0              0
Lufkin &
Jenrette
Securities Corp.

Engineers Joint         289         289            0            0          6,869       6,869              0              0
Pension Fund

EQAT Alliance         2,995       2,995            0            0         71,189      71,189              0              0
Growth & Income




                                       2



                                                                         Number of
                                                           Percentage    Shares of                 Number of     Percentage of
                     Notes                       Notes       of the       Common     Number of     Shares of       Shares of
                  Beneficially                Beneficially    Notes       Stock      Shares of      Common          Common
                     Owned        Notes          Owned     Beneficially Beneficially  Common        Stock           Stock
                    Prior to     Offered         After        Owned        Owned      Stock       Beneficially   Beneficially
   Selling          Offering      Hereby      Offering (1)  After the     Prior to   Offered      Owned After    Owned After
Securityholder     (in $1,000)  (in $1,000)   (in $1,000)    Offering     Offering    Hereby      Offering(1)    Offering(1)

Equitable Life        1,925       1,925            0            0         45,756      45,756              0              0
Assurance
Separate
Account -
Convertible

EQAT Alliance         1,605       1,605            0            0         38,150      38,150              0              0
Growth Investors

Fidelity              8,250       8,250            0            0        196,099     196,099              0              0
Financial
Trust:
Fidelity
Convertible &
Securities Fund

Forest                  109         109            0            0          2,590       2,590              0              0
Alternative
Strategies Fund
II LP A5M

Forest Fulcrum          900         900            0            0         21,392      21,392              0              0
Fund LP

Forest Global         6,625       6,625            0            0        157,473     157,473              0              0
Convertible
Fund A-5

Goldman Sachs        16,276      16,276            0            0        386,874     386,874              0              0
and Company

Grady Hospital          136         136            0            0          3,232       3,232              0              0

Helix                 1,065       1,065            0            0         25,314      25,314              0              0
Convertible
Opportunities
Fund Ltd.

Helix                 3,095       3,095            0            0         73,566      73,566              0              0
Convertible
Opportunities,
L.P.

HBK Master Fund       2,500       2,500            0            0         59,424      59,424              0              0
L.P.

Jeffries & Co.          656         656            0            0         15,592      15,592              0              0
Inc.

JAS Securities        1,500       1,500            0            0         35,654      35,654              0              0



                                       3



                                                                         Number of
                                                           Percentage    Shares of                 Number of     Percentage of
                     Notes                       Notes       of the       Common     Number of     Shares of       Shares of
                  Beneficially                Beneficially    Notes       Stock      Shares of      Common          Common
                     Owned        Notes          Owned     Beneficially Beneficially  Common        Stock           Stock
                    Prior to     Offered         After        Owned        Owned      Stock       Beneficially   Beneficially
   Selling          Offering      Hereby      Offering (1)  After the     Prior to   Offered      Owned After    Owned After
Securityholder     (in $1,000)  (in $1,000)   (in $1,000)    Offering     Offering    Hereby      Offering(1)    Offering(1)

J.P. Morgan           7,054       7,054            0            0        167,670     167,670              0              0
Securities Inc.

KBC Financial         2,000       2,000            0            0         47,539      47,539              0              0
Products

Key Asset               350         350            0            0          8,319       8,319              0              0
Management,
Inc., as Agent
for the Victory
Convertible
Securities Fund

Lehman                  148         148            0            0          3,517       3,517              0              0
Brothers, Inc.

Local                    56          56            0            0          1,331       1,331              0              0
Initiatives
Support
Corporation

Lord Abbett           7,600       7,600            0            0        180,648     180,648              0              0
Bond Debenture
Fund

Lyxor Master          1,000       1,000            0            0         23,769      23,769              0              0
Fund c/o Forest
Investment
Management LLC

Maryland State        3,397       3,397            0            0         80,745      80,745              0              0
Retirement
System

McMahan                 530         530            0            0         12,597      12,597              0              0
Securities
Co.,  L.P.

MFS Total             2,000       2,000            0            0         47,539      47,539              0              0
Return Fund

New Orleans             139         139            0            0          3,303       3,303              0              0
Firefighters




                                       4



                                                                         Number of
                                                           Percentage    Shares of                 Number of     Percentage of
                     Notes                       Notes       of the       Common     Number of     Shares of       Shares of
                  Beneficially                Beneficially    Notes       Stock      Shares of      Common          Common
                     Owned        Notes          Owned     Beneficially Beneficially  Common        Stock           Stock
                    Prior to     Offered         After        Owned        Owned      Stock       Beneficially   Beneficially
   Selling          Offering      Hereby      Offering (1)  After the     Prior to   Offered      Owned After    Owned After
Securityholder     (in $1,000)  (in $1,000)   (in $1,000)    Offering     Offering    Hereby      Offering(1)    Offering(1)

Nicholas-Applegate      738         738            0            0         17,541      17,541              0              0
Convertible Fund

Occidental              240         240            0            0          5,704       5,704              0              0
Petroleum

Physicians Life         226         226            0            0          5,371       5,371              0              0

Pilgrim               2,765       2,765            0            0         65,722      65,722              0              0
Convertible Fund

Prudential               20          20            0            0            475         475              0              0
Securities, Inc.

Q Opportunity         3,500       3,500            0            0         83,193      83,193              0              0
Fund Ltd.

Robertson             8,000       8,000            0            0        190,156     190,156              0              0
Stephens

S G Cowen             7,000       7,000            0            0        166,387     166,387              0              0
Securities Corp.

Sagamore Hill         6,250       6,250            0            0        148,560     148,560              0              0
Hub Fund Ltd.

San Diego City          580         580            0            0         13,786      13,786              0              0
Retirement

San Diego             1,408       1,408            0            0         33,467      33,467              0              0
County
Convertible

Shell Pension           376         376            0            0          8,937       8,937              0              0
Trust

The Common Fund         560         560            0            0         13,310      13,310              0              0
FAO Absolute
Return Fund

The Frist               285         285            0            0          6,774       6,774              0              0
Foundation



                                       5



                                                                         Number of
                                                           Percentage    Shares of                 Number of     Percentage of
                     Notes                       Notes       of the       Common     Number of     Shares of       Shares of
                  Beneficially                Beneficially    Notes       Stock      Shares of      Common          Common
                     Owned        Notes          Owned     Beneficially Beneficially  Common        Stock           Stock
                    Prior to     Offered         After        Owned        Owned      Stock       Beneficially   Beneficially
   Selling          Offering      Hereby      Offering (1)  After the     Prior to   Offered      Owned After    Owned After
Securityholder     (in $1,000)  (in $1,000)   (in $1,000)    Offering     Offering    Hereby      Offering(1)    Offering(1)

Tribeca              29,000      24,000            0            0        570,470     570,470              0              0
Investments LLC

Trusco Capital        1,400       1,400            0            0         33,277      33,277              0              0
Management

TQA Master Fund       1,700       1,700            0            0         40,408      40,408              0              0

TQA Master Plus       1,175       1,175            0            0         27,929      27,929              0              0
Fund

Wake Forest             692         692            0            0         16,448      16,448              0              0
University

Writers                 179         179            0            0          4,254       4,254              0              0
Guild-Industry
Health Fund

Zurich HFR              570         570            0            0         13,548      13,548              0              0
Master Hedge
Fund Index, Ltd.


     (1) We do not know if, when or in what amounts a selling securityholder may offer securities for sale and we do not know that the selling securityholders will sell any or all of the securities offered hereby. Because the selling securityholders may offer all or some of the securities pursuant to this prospectus, and because there are currently no other agreements, arrangements or understandings with respect to the sale of any of the securities that will be held by the selling securityholders, no estimate can be given as to the amount of the securities that will be held by the selling securityholders after completion of the offering made by this prospectus. However, for purposes of this table, we have assumed that, after completion of the offering, no securities will be held by the selling securityholders.



         The date of this prospectus supplement is April 5, 2001



                                       6